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EXHIBIT 99.1

                                                                 PRESS RELEASE

                                Immediate Release

           Friede Goldman Halter Signs Contract to Sell Halter Marine

GULFPORT, MS, May 22, 2002 -- Friede Goldman Halter, Inc. (OTCBB: FGHLQ) has entered into a contract with Bollinger Shipyards, Inc. to sell the assets and activities of Halter Marine, Inc. for $48.0 million cash and other considerations. Halter is one of three business units presently operated by Friede Goldman Halter and is a leading builder of small to medium sized vessels. The agreement contemplates Bollinger acquiring all the operating assets and properties of Halter, including the assets at Halter Pascagoula, Halter Moss Point, Moss Point Marine, Halter Port Bienville Halter Lockport, Halter Gulfport East Central and Three Rivers. The acquisition is subject to approval by the United States Bankruptcy Court and the closing is expected to take place in late July or early August 2002.

"The sale of Halter Marine to Bollinger Shipyards is a major step in providing a return to the creditors. The continued loyalty of the employees, customers and suppliers has made this possible," said Jack Stone, President and Chief Executive Officer of Friede Goldman Halter.

Donald "Boysie" Bollinger, chairman and CEO of Bollinger said, "We are very excited about this pending acquisition as it will expand our capacity and capabilities in new construction, establish our presence and visibility in new foreign and domestic markets and will compliment our extensive inventory of designs. Best of all, we will retain substantially all of Halter's dedicated employees thereby gaining hundreds of highly talented and skilled designers and shipbuilders whose excellent reputation is known around the world. We look forward to welcoming them to the Bollinger family."

"Our goal," said Bollinger, "is to make the transition for our new employees and customers as seamless as possible. The transition went very smoothly when we acquired Halter's repair division in August 2000, and we will do it again."

Friede Goldman Halter is a leader in the design and manufacture of equipment for the maritime and offshore energy industries. Its core operating units are Friede Goldman Offshore (construction, upgrade and repair of drilling units, mobile production units and offshore construction equipment) and Halter Marine, Inc. (a significant domestic and international designer and builder of small and medium sized vessels for the government, commercial, and energy markets). As previously announced, Friede & Goldman Ltd. (naval architecture and marine engineering) is expected to be sold in May, subject to a bankruptcy court approved auction process.

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          For information regarding this or any of our press releases, contact:

                                                                   Larry Walker
Corporate Communications
                                                                 (228) 897-4867
                                                                    www.fgh.com

*Note: This press release includes certain statements that may be deemed to be "forward-looking statements" within the meaning of Section 27A of The Securities Act of 1933, as amended, and Section 21 E of the Securities Exchange Act of
1934, as amended. All statements, other than statements of historical facts, included in this press release that address activities, events or developments that Friede Goldman Halter expects, believes or anticipates will or may occur in the future, are forward-looking statements. These statements are based on certain assumptions and analyses made by Friede Goldman Halter, Inc. in light of its experience and its perception of historical trends, current conditions, expected future developments and other factors it believes are appropriate in the circumstances. Such statements are subject to a number of assumptions, risks and uncertainties, many of which are beyond the control of Friede Goldman Halter and which are discussed in Friede Goldman Halter's Registration Statement on Form S-3, the 2001 Annual
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Report on Form 10-K, and subsequent Forms 10-Q. Investors are cautioned that any such statements are not guarantees of future performance and that actual results or developments may differ materially from those projected in the forward-looking statements.